UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2022
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Strategic Realty Trust, Inc.
(Exact name of Registrant specified in its Charter)
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Maryland	000-54376	90-0413866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
550 W Adams St, Suite 200
Chicago, Illinois, 60661
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (312) 878-4860

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.
On January 28, 2016, Strategic Realty Trust, Inc. (the “Company”), through a joint venture with an unaffiliated third party, acquired certain property located at the corner of Sunset Boulevard and Gardner in Hollywood, California (the “Sunset & Gardner Joint Venture Property”). On December 12, 2022, the due diligence period expired under the Purchase and Sale Agreement and escrow instructions for the sale of the Sunset & Gardner Joint Venture Property by and between the Company and Bedrock Properties Group, LLC, an unrelated third party.
On December 21, 2022, the Company consummated the disposition of the Sunset & Gardner Joint Venture Property for $12.9 million in cash, before customary closing and transaction costs. In connection with the disposition of the Sunset & Gardner Joint Venture Property, the Company repaid the loan from Lone Oak Fund, LLC in the amount of $8.7 million, which loan was secured by a first Deed of Trust on the Sunset & Gardner Joint Venture Property.

Item 9.01. Financial Statements and Exhibits.
(b) Pro forma financial information.
The pro forma financial information of the Company as adjusted to give effect to the sale of the Sunset & Gardner Joint Venture Property is presented in the unaudited pro forma condensed consolidated financial statements filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
(d) Exhibits
99.1    Unaudited Pro Forma Condensed Consolidated Financial Statements

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC REALTY TRUST, INC.

Dated: December 27, 2022	By:	/s/ Matthew Schreiber
Matthew Schreiber
Chief Executive Officer